Exhibit 10.2

LUNG THERAPEUTICS, INC.

October 30, 2023

Charles Garner
[***]
[***]

Dear Mr. Garner:

As you know, Lung Therapeutics, Inc. (the “Company”) previously entered into an Employment Agreement with you dated December 13, 2018 (the “Agreement”). The Company desires to modify the Agreement effective October 30, 2023, as follows:

•
Section 1.4.1 of the Agreement shall be modified to increase your Base Salary to $37,500 per month, annualized to $450,000, less required withholdings. There would not be a compensation change for 2023 performance during the next compensation cycle on or around March, 2024.
•
Section 1.4.2 of the Agreement shall be modified to provide that in the next compensation reward cycle, on or around March, 2024, you may be considered for an award based on a bonus target of 45% of your Base Salary, based on performance against goals.

In addition, you agree that any change in your title, duties, responsibilities or position that are effectuated at the closing of the merger under which the Company (or a successor thereof) becomes a wholly-owned subsidiary of Aileron Therapeutics, Inc. (“ALRN”), in and of itself, does not fall within the definition of “Good Reason” as set forth in Section 1.6.5 of the Agreement. You further acknowledge and agree that, following the merger, you will cease to hold the office of Chief Financial Officer of the Company, and will report to Brian Windsor, President and Chief Operating Officer of ALRN. You are not waiving any other rights you may have as it relates to Sections 1.6, 1.7, and 1.8 of the Agreement.

If you wish to accept this amendment, please sign and date a copy of this letter and return it to the Company.

Very truly yours,

LUNG THERAPEUTICS, INC.

By: /s/ Aaron Fletcher
Name: Aaron Fletcher
Title: Director

ACCEPTED AND AGREED:

Charles Garner

/s/ Charles Garner
Signature

October 30, 2023
Date